Exhibit 5.1


                                          February 4, 2002


Kroll Inc.
900 Third Avenue
New York, NY  10022

            Re:   Registration Statement on Form S-1
                  (Registration No. 333-75972)
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as corporate counsel to Kroll Inc., an Ohio corporation (the "Company"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-1 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of $30,000,000 aggregate principal amount of the Company's 6% Senior Secured Subordinated Convertible Notes due 2006 (the "Notes"). The Notes are convertible into shares (the "Shares") of common stock, par value $.01 per share, of the Company.

         In connection with this opinion, we have examined original or reproduced or certified copies of such records of the Company, certificates of public officials, officers and representatives of the Company and such other instruments and documents as we have deemed necessary to form the basis for the opinion hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents, the completeness and authenticity of all records and documents submitted to us as originals and the conformity to authentic originals of all copies submitted to us as conformed or reproduced copies.

         As to various matters of fact relevant to our opinion, we have relied upon the representations and warranties of representatives of the Company and other appropriate persons and certificates and statements of public officials, officers and other representatives of the Company and other appropriate persons.

         Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that:

         1. The Notes constitute binding obligations of the Company; and

         2. The Shares have been duly authorized and, when issued and delivered upon conversion of the Notes in accordance with their terms and as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.


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Kroll Inc.
February 4, 2002
Page 2


         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                        Very truly yours,

                                        /s/ Kramer Levin Naftalis & Frankel LLP

                                        Kramer Levin Naftalis & Frankel LLP